Exhibit 99.1

News Media Contact:

DynaVox

Dave Colson

Communications Director

(412) 995-4090

Investor Contact:

DynaVox

Ray Merk

VP Administration

(412) 209-6547

DynaVox Reports Third Quarter Fiscal Year 2013 Results

PITTSBURGH, PA – May 17, 2013 – DynaVox (OTC: DVOX) today announced results for the third quarter ended March 29, 2013.

Results for the Thirteen Weeks Ended March 29, 2013

Net sales were $14.9 million, a decrease of 38%, compared to net sales of $24.0 million for the third quarter ended March 30, 2012. Sales for the Company’s speech generating devices decreased 39% to $12.5 million and sales from its special education software declined 28% to $2.4 million from the prior year.

Gross profit for the third quarter of fiscal year 2013 decreased 40% to $10.4 million, compared to gross profit of $17.4 million in the third quarter of the prior fiscal year. The Company’s gross margin for the third quarter decreased 230 basis points to 70.0%, compared to a gross margin of 72.3% in the third quarter of the prior fiscal year. The decrease in margin is mainly the result of lower sales volume in both devices and special education software and changes within the mix of product sales.

Operating expenses, excluding impairment losses, in the third quarter of fiscal year 2013 decreased 18% to $11.4 million, compared to $13.9 million in the prior fiscal year. Operating income (loss), excluding impairment charges, for the third quarter was $(0.9) million, compared to $3.5 million in the same period a year ago. An impairment charge of $2.0 million was recorded in the third quarter of fiscal year 2013 of which $1.9 million related to indefinite-lived intangible assets and $0.1 million related to the abandonment of certain leasehold improvements. Operating expenses in the third quarter of fiscal year 2012 included impairment charges of $62.1 million related to goodwill and other intangible assets.

GAAP net loss for the third quarter of fiscal year 2013 was $(6.6) million, or $(0.58) per share, compared to GAAP net loss of $(14.1) million, or $(1.33) per share, for the same quarter a year ago. GAAP net loss for the third quarter of fiscal year 2013 reflects other income of $43.9 million for a change in estimate relating to amounts payable to related parties pursuant to a tax receivable agreement and income tax expense of $49.4 million related to a substantial valuation allowance on deferred tax assets.

Adjusted pro forma net income (loss), as defined below, was $(1.2) million, or $(0.04) per share, compared to adjusted pro forma net income of $1.8 million, or $0.06 per share, in the prior fiscal year.

Adjusted EBITDA, as defined below, decreased 87% to $0.6 million, compared to $5.0 million in the previous fiscal year.

Results for the Thirty-Nine Weeks Ended March 29, 2013

For the first thirty-nine weeks of fiscal 2013, net sales decreased 30% to $51.1 million from $73.4 million in the same period last fiscal year.

Gross profit for the first thirty-nine weeks of fiscal 2013 decreased 31% to $36.7 million. The Company’s gross profit margin decreased 50 basis points to 71.7% from 72.2% in the same period last fiscal year.

Operating income, excluding impairment losses of , for the first thirty-nine weeks of fiscal year 2013 decreased 92% to $0.7 million, compared to operating income of $8.7 million in the prior fiscal year. Operating expenses in the first thirty-nine weeks of fiscal year 2013 included an impairment charge of $2.0 million of which $1.9 million related to indefinite-lived intangible assets and $0.1 million related to the abandonment of certain leasehold improvements. Operating expenses in the first thirty-nine weeks of fiscal year 2012 included impairment charges of $62.1 million related to goodwill and other intangible assets.

GAAP net loss for the first thirty-nine weeks of fiscal year 2013 was $(6.7) million, or $(0.60) per share, compared to GAAP net loss of $(13.3) million, or $(1.29) per share, a year ago. GAAP net loss for the first thirty-nine weeks of fiscal year 2013 reflects other income of $43.9 million for a change in estimate relating to amounts payable to related parties pursuant to a tax receivable agreement and income tax expense of $49.4 million related to a substantial valuation allowance on deferred tax assets. Adjusted pro forma net income (loss), as defined below, was $(0.5) million for the first thirty-nine weeks, compared to $4.4 million in the prior year and adjusted pro forma net income (loss) per share for the first thirty-nine weeks was $(0.02) per share, compared to $0.15 per share in the prior year.

For the first thirty-nine weeks of fiscal 2013, Adjusted EBITDA was $5.1 million, a decrease of 63%, from $13.7 million in the same period last year.

Default under the Credit Agreement

Due to the continued declining operating performance and limited visibility on future liquidity, the Company’s Board of Directors determined that, in order to preserve cash, the Company would not make a voluntary prepayment on its outstanding indebtedness that would have been due on or before March 29, 2013 to maintain financial covenant compliance. A voluntary prepayment of $4.0 million would have been required to maintain financial covenant compliance. Accordingly, the Company is in violation of the Net Senior Debt to EBITDA financial covenant under its credit agreement as of March 29, 2013 and has received a notice of events of default from its primary lender. The Notice states that the lenders are not required to make further loans or incur further obligations under the revolving loan portion of the credit agreement and are entitled to exercise any and all default-related rights and remedies under the agreement. The Company has classified all of its $25.2 million of outstanding debt as a current liability on its March 29, 2013 balance sheet. The Company continues to engage in active and continuing discussions with its lenders. There can be no assurance that the Company can reach a resolution with the lenders, obtain sufficient financing or enter into other transactions to satisfy its obligations in a timely manner, or at all. If the Company is unable to resolve its situation with the lenders and/or to raise sufficient additional funds, it would be required to reduce operating expenses by, among other things, curtailing significantly or delaying or eliminating part or all of its new product development programs and/or scaling back its commercial operations. In addition, at any time, the holders of 50% or more of the outstanding principal amount under the credit agreement can accelerate the Company’s obligations under the agreement and require payment of the full outstanding principal amount plus accrued and unpaid interest. The Company does not have sufficient cash resources to pay the amount that would become payable in the event of an acceleration of these amounts, and even if the Company could obtain additional financing, it is unlikely that it could obtain an amount sufficient to repay the outstanding indebtedness under the credit agreement in full. In the event of an acceleration of its obligations and its failure to pay the amount that would then become due, the holders of the credit facility could seek to foreclose on the Company’s assets, as a result of which the Company would likely need to seek protection under the provisions of the U.S. Bankruptcy Code. In that event, the Company could seek to reorganize its business, or the Company or a trustee appointed by the court could be required to liquidate the Company’s assets. In either of these events, whether the stockholders receive any value for their shares is highly uncertain.

Delisting and Deregistration of Class A Common Stock

On April 15, 2013, the Company’s Class A common stock was delisted from the NASDAQ Global Select Market and began trading on the OTC Markets OTCQB marketplace on April 16, 2013.

The Company intends to file a Form 15 with the Securities and Exchange Commission (“SEC”) after the end of the fiscal year 2013 to effect (i) the voluntary deregistration of its Class A common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the suspension of its reporting obligations with respect to its Class A common shares under the Exchange Act. Upon the filing of the Form 15, the Company’s obligations to file certain reports (including periodic reports and proxy statements) with the SEC will cease although the Company will be required to file an Annual Report on Form 10-K for fiscal year 2013. Subject to satisfaction of certain regulatory requirements, the Company expects deregistration of its Class A common stock to become effective 90 days after the filing of the Form 15.

The Company intends to deregister its Class A common stock because the Company believes the incremental cost of compliance with the provisions of the Sarbanes-Oxley Act of 2002 and other public company reporting requirements outweighs any discernable benefit to the Company or its shareholders from continued registration, and that continuing to incur such costs is not in the best interests of the Company or its shareholders. Factors influencing the Company’s decision to deregister its Class A common shares include the following:

•	the ever increasing accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the SEC;

•	the amount of time senior management is required to devote to matters related to the Company’s public reporting obligations, compared to time concentrating on the Company’s business; and

•	the already limited trading volume and liquidity in the Company’s Class A common shares.

As a result of the deregistration, investors will have significantly less information about the Company and may find it more difficult to dispose of or obtain accurate quotations as to the market value of the Company’s Class A common stock. In addition, the Company expects there will be a substantial decrease in the liquidity in the Class A common stock and that the ability of shareholders to sell the Company’s securities in the secondary market may be materially limited. Further, the market’s interpretation of the Company’s motivation for “going dark” could vary from cost savings, to negative changes in the Company’s prospects, to serving insider interests, all of which may affect the overall price and liquidity of the Company’s Class A common stock and its ability to raise capital on terms acceptable to the Company or at all.

Explanatory Note and Non-GAAP Financial Measures

DynaVox Inc. completed an initial public offering (IPO) on April 27, 2010. As a result of the IPO and certain other recapitalization transactions, DynaVox Inc. became the sole managing member of and has a controlling interest in DynaVox Systems Holdings LLC and its subsidiaries (“DynaVox Holdings”).

This release presents adjusted pro forma net income (loss), which as defined by the Company represents net income (loss) before non-controlling interest, impairment loss, adjustments to the payable to related parties pursuant to the tax receivable agreement and after pro forma corporate income tax expense applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and assumes the full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income (loss) divided by the weighted-average number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards. The Company believes that adjusted pro forma net income (loss), when presented together with the comparable measure presented in accordance with GAAP, is useful to investors to assist in their understanding of the effect of the Company’s organizational structure on its reported results and also in comparing the Company’s results across different periods.

This release also presents Adjusted EBITDA, as defined by the Company as the income (loss) before income taxes, interest income, interest expense, impairment loss, depreciation, amortization and other adjustments noted in the table below.

Adjusted EBITDA, adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share, however, do not represent and should not be considered as an alternative to net income (loss), net income (loss) per share or cash flow from operating activities, as determined in accordance with GAAP, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies.

Forward-Looking Statements

This press release contains forward-looking statements which reflect our current views with respect to, among other things, our operations and financial performance, our performance under the credit agreement and deregistration of our Class A common stock. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “projects”, “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors” in our Annual Report on Form 10-K, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Annual Report on Form 10-K and other filings. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About DynaVox Inc.

DynaVox Inc. (OTC: DVOX) is a holding Company with its headquarters in Pittsburgh, Pennsylvania, whose primary operating entities are DynaVox Systems LLC and Mayer-Johnson LLC. DynaVox provides speech generating devices and symbol-adapted special education software to assist individuals in overcoming their speech, language and learning challenges. These solutions are designed to help individuals who have complex communication and learning needs participate in the home, classroom and community. Our mission is to enable our customers to realize their full communication and education potential by developing industry-leading devices, software and content and by providing the services to support them. We assist individuals, families, and professionals with an extensive field support organization, as well as centralized technical and reimbursement support. For more information, visit www.dynavoxtech.com.

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
NET SALES	$14,927	$24,027	$51,113	$73,434
COST OF SALES	4,479	6,649	14,453	20,415

GROSS PROFIT	10,448	17,378	36,660	53,019

OPERATING EXPENSES:
Selling and marketing	5,204	7,868	18,369	25,472
Research and development	1,726	1,540	5,190	5,251
General and administrative	4,267	4,388	11,810	13,222
Amortization of certain intangibles	192	110	575	330
Impairment loss	1,994	62,107	1,994	62,107

Total operating expenses	13,383	76,013	37,938	106,382

LOSS FROM OPERATIONS	(2,935)	(58,635)	(1,278)	(53,363)

OTHER INCOME (EXPENSE):
Interest income	22	7	33	22
Interest expense	(460)	(574)	(1,426)	(1,716)
Other income (expense) — net	43,842	13	44,359	(27)

Total other income (expense) — net	43,404	(554)	42,966	(1,721)

INCOME (LOSS) BEFORE INCOME TAXES	40,469	(59,189)	41,688	(55,084)
INCOME TAX EXPENSE (BENEFIT)	49,151	(7,248)	50,156	(6,614)

NET LOSS ATTRIBUTABLE TO THE CONTROLLING AND NON-CONTROLLING INTERESTS	$(8,682)	$(51,941)	$(8,468)	$(48,470)
Less: net loss attributable to the non-controlling interests	2,115	37,821	1,779	35,129

NET LOSS ATTRIBUTABLE TO DYNAVOX INC.	$(6,567)	$(14,120)	$(6,689)	$(13,341)

Weighted-average shares of Class A common stock outstanding:
Basic	11,360,418	10,642,642	11,214,338	10,354,917

Diluted	11,360,418	10,642,642	11,214,338	10,354,917

Net loss available to Class A common stock per share:
Basic	$(0.58)	$(1.33)	$(0.60)	$(1.29)

Diluted	$(0.58)	$(1.33)	$(0.60)	$(1.29)

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	March 29, 2013	June 29, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,109	$17,944
Trade receivables - net	10,798	14,864
Other receivables	264	253
Inventories	3,437	5,401
Prepaid expenses and other current assets	1,068	1,055
Deferred taxes	67	685

Total current assets	29,743	40,202

PROPERTY AND EQUIPMENT - Net	1,467	2,890
INTANGIBLES - Net	20,145	22,941
DEFERRED TAXES	—	48,709
OTHER ASSETS	949	1,499

TOTAL ASSETS	$52,304	$116,241

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$25,200	$—
Trade accounts payable	2,788	4,900
Other liabilities	7,273	9,688

Total current liabilities	35,261	14,588

LONG-TERM DEBT	—	31,200
DEFERRED TAXES	564	—
OTHER LONG-TERM LIABILITIES	1,417	46,388

Total liabilities	37,242	92,176

STOCKHOLDERS’ EQUITY	15,062	24,065

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,304	$116,241

DYNAVOX INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	March 29,	March 30,	March 29,	March 30,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$1,166	$3,332	$4,272	$12,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(154)	(88)	(268)	(372)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash used in financing activities	(948)	(1,149)	(7,788)	(2,383)
EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(81)	44	(51)	(58)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(17)	2,139	(3,835)	9,988
CASH AND CASH EQUIVALENTS:
Beginning of period	14,126	20,020	17,944	12,171

End of period	$14,109	$22,159	$14,109	$22,159

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(Unaudited)

(Dollars in thousands)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Other Financial Data
Adjusted EBITDA (1)	$647	$5,038	$5,079	$13,741

(1)	Adjusted EBITDA represents income (loss) before income taxes, interest income, interest expense, impairment loss, depreciation and amortization and the other adjustments noted in the table below.

	Adjusted EBITDA Reconciliation
	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Income (loss) before income taxes	$40,469	$(59,189)	$41,688	$(55,084)
Depreciation	439	733	1,525	2,325
Amortization of certain intangibles	298	228	896	681
Interest income	(22)	(7)	(33)	(22)
Interest expense	460	574	1,426	1,716
Other expense (income), net (1)	52	(29)	72	(35)
Equity-based compensation	290	543	1,088	1,672
Employee severance and other costs	497	3	775	151
Impairment loss	1,994	62,107	1,994	62,107
Tax receivable agreement (2)	(43,884)	—	(44,459)	—
Other adjustments(3)	54	75	107	230

Adjusted EBITDA	$647	$5,038	$5,079	$13,741

(1)	Excludes realized foreign currency gains and losses.
(2)	Includes other expense (income), net recognized as a result of changes to the estimated amounts payable to related parties pursuant to the tax receivable agreement.
(3)	Includes certain amounts related to other taxes.

DYNAVOX INC. AND SUBSIDIARIES

ADJUSTED PRO FORMA NET INCOME

(Unaudited)

(Dollars in thousands, except per share amounts)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	March 29, 2013	March 30, 2012	March 29, 2013	March 30, 2012
Net loss attributable to DynaVox Inc.	$(6,567)	$(14,120)	$(6,689)	$(13,341)

Adjustments:
Impairment loss	1,994	62,107	1,994	62,107
Net loss attributable to the non-controlling interests	(2,115)	(37,821)	(1,779)	(35,129)
Adjustments to payable to related parties pursuant to the tax receivable agreement	(44,459)	—	(44,459)	—
Income tax benefit (expense)	49,909	(8,357)	50,451	(9,283)

Total adjustments	5,329	15,929	6,207	17,695

Adjusted pro forma net income (loss)	$(1,238)	$1,809	$(482)	$4,354

Pro forma weighted-average shares outstanding - diluted	30,916,270	29,804,179	30,357,181	29,804,252

Adjusted pro forma net income (loss) per share - diluted	$(0.04)	$0.06	$(0.02)	$0.15

Adjusted pro forma net income (loss), as defined by DynaVox, represents net income (loss) before non-controlling interest, impairment loss, adjustments to the payable to related parties pursuant to the tax receivable agreement and after pro forma corporate income tax (expense) benefit applied at an assumed 38.0% rate, which includes a provision for U.S. federal income taxes, assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction and assumes the full exchange of Holdings Units into Class A Common Stock as described below. Adjusted pro forma net income (loss) per share consists of adjusted pro forma net income (loss), divided by the weighted-average number of the Company’s Class A Common Stock outstanding, assuming full exchange of Holdings Units of DynaVox Holdings into Class A Common Stock of DynaVox Inc. and giving effect to the dilutive impact, if any, of stock options and restricted stock awards.

The table above provides a reconciliation of net loss to adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per share.